EXHIBIT 99.1

Stock Yards Bancorp Completes Acquisition of Field & Main Bancorp

LOUISVILLE, Ky., May 01, 2026 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (NASDAQ: SYBT) (“Stock Yards” or the “Company”), parent company of Stock Yards Bank & Trust Company (the “Bank”), with offices in the Louisville, central, south central, eastern, western and northern Kentucky markets, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today announced that it has completed its previously announced acquisition of Field & Main Bancorp, Inc., and its subsidiary bank, Field & Main Bank, Inc. (“Field & Main”), which has merged with and into Stock Yards Bank & Trust Company. Headquartered in Henderson, Kentucky, Field & Main operated 6 total retail branches in Henderson, Lexington, and Cynthiana, Kentucky, and Evansville, Indiana.

“With this merger complete, we are pleased to welcome Field & Main customers, employees and shareholders to the Stock Yards team,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer of Stock Yards. “This merger unites two community banks with deeply aligned values and a shared approach to serving customers. The combination meaningfully expands our footprint across Western Kentucky and extends Field & Main’s customers’ access to our branch network throughout Kentucky and into the Cincinnati, Ohio, and Indianapolis, Indiana markets.”

As a result of the merger, customers will not experience any immediate changes to their banking experience and should continue using their respective Field & Main Bank branches, checks, bank cards, online and mobile banking, and other banking services as they usually do.

Stock Yards expects to complete a full system integration of Field & Main’s operations on October 17, 2026.

In connection with the merger, Scott Davis has been appointed to the Boards of Directors for both the Company and the Bank, effective as of May 1, 2026.

“We are pleased to welcome Scott to the Stock Yards board,” said Hillebrand. “Scott brings valuable perspectives and experience, and his appointment reflects our shared commitment to continuity, strong governance, and the long-term success of the combined organization.”

Mr. Davis has served as Chief Executive Officer of Field & Main and Field & Main Bank and has been a member of the Field & Main board of directors for more than three decades, including service with Ohio Valley Bancorp, Inc., a predecessor entity. He led the organization through multiple strategic milestones, including a merger, an insurance company acquisition, and a comprehensive rebranding and expansion across Kentucky and Indiana.

Earlier in his career, Mr. Davis held positions with Hibernia National Bank, where he gained additional experience in trust administration, fiduciary services, and financial management at a national banking institution. In addition to his banking leadership, Mr. Davis served as Chair of the Kentucky Chamber of Commerce for the 2025 term, reflecting his long‑standing involvement in business and civic leadership across the Commonwealth.

About Stock Yards Bancorp, Inc.:

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $9.47 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “SYBT.” For more information about Stock Yards Bancorp, visit the Company’s website at www.syb.com.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the merger transaction between Stock Yards and Field & Main, which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2025, as well as Stock Yards’ other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards with the SEC, risks and uncertainties for the combined company include, but are not limited to: the possibility that some or all of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Field & Main’s operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; diversion of management's attention from ongoing business operations and opportunities as a result of the integration process; the challenges of integrating and retaining key employees; the effect of the merger on the customer and employee relationships and operating results of the combined company; the possibility that the integration process may be more expensive than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities; results of operations and financial condition of the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, Stock Yards does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Contact:	T. Clay Stinnett
Executive Vice President, Treasurer
and Chief Financial Officer
(502) 625-0890